F:\DOC\0186\01866401.DOC, 6/27/95, 08:21 AM








                                  EXHIBIT 23(A)







INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Optical Coating Laboratory, Inc. on Form S-8 of our report dated December 14, 1994, appearing in the Annual Report on Form 10-K of Optical Coating Laboratory, Inc. for the year ended October 31, 1994.





June 28, 1995
San Francisco, California